EXHIBIT A

As of May 1, 2012

1.	Licensed Benchmarks

WisdomTree Dividend Index
WisdomTree Equity Income Index
WisdomTree Dividend Ex-Financials Index
WisdomTree LargeCap Dividend Index
WisdomTree MidCap Dividend Index
WisdomTree SmallCap Dividend Index
WisdomTree Earnings Index
WisdomTree Earnings 500 Index
WisdomTree MidCap Earnings Index
WisdomTree SmallCap Earnings Index
WisdomTree LargeCap Value Index
WisdomTree LargeCap Growth Index
WisdomTree DEFA Index
WisdomTree DEFA Equity Income Index
WisdomTree DEFA International Hedged Equity Index
WisdomTree International Dividend ex-Financials Index
WisdomTree International LargeCap Dividend Index
WisdomTree International MidCap Dividend Index
WisdomTree International SmallCap Dividend Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Global Equity Income Index
WisdomTree Japan Hedged Equity Index
WisdomTree Japan SmallCap Dividend Index
WisdomTree Global ex-U.S. Growth Index
WisdomTree Asia Pacific ex-Japan Index
WisdomTree Australia Dividend Index
WisdomTree Emerging Markets Equity Income Index
WisdomTree Emerging Markets SmallCap Dividend Index
WisdomTree Middle East Dividend Index
WisdomTree India Earnings Index
WisdomTree Commodity Country Equity Index
WisdomTree Global Natural Resources Index
WisdomTree Global ex-U.S. Utilities Index
WisdomTree Global ex-U.S. Real Estate Index
WisdomTree China Dividend ex-Financials Index

2.	Licensed Marks

WISDOMTREE
HIGH-YIELDING EQUITY